                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to 14a-11(c) or Rule 14a-12

                              OUTLOOK GROUP CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                               ON OCTOBER 21, 1999


To the Shareholders of Outlook Group Corp.:

         The annual meeting of shareholders of Outlook Group Corp. (the "Company") will be held at the Valley Inn, 123 East Wisconsin Avenue, Neenah, Wisconsin on Thursday, October 21, 1999 at 2:00 p.m. CDT, for the following purposes:

         (1) To elect two directors for three-year terms expiring in the year 2002;

         (2)   To consider and approve the Company's 1999 Stock Option Plan; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on August 27, 1999 are entitled to vote at this meeting or any adjournment of the meeting.

                                    By Order of the Board of Directors


                                    /s/ Annette S. Zoromski

                                    Annette S. Zoromski, Secretary

September 15, 1999

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, WHETHER YOUR HOLDINGS ARE LARGE OR SMALL. IF YOU DO ATTEND THE MEETING, OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                               OUTLOOK GROUP CORP.
                               1180 AMERICAN DRIVE
                             NEENAH, WISCONSIN 54956
                            TELEPHONE (920) 722-2333

                           * * * * * * * * * * * * * *

                                     GENERAL

         The enclosed proxy is solicited by the Board of Directors of Outlook Group Corp. (the "Company") for use at its annual meeting of shareholders on October 21, 1999. All properly executed proxies will be voted at the meeting in accordance with their terms. A proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary of the Company or the acting secretary of the meeting or by oral notice to the presiding officer. The presence at the meeting of a shareholder who has filed a proxy shall not of itself constitute a revocation.

         Each shareholder of record at the close of business on August 27, 1999 will be entitled to one vote for each share registered in the shareholder's name. At that date there were 4,623,432 outstanding shares of the Company's Common Stock, $.01 par value (the "Common Stock"), the only class of stock of which shares are outstanding. A majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on that matter. Abstentions and shares which are the subject of broker non-votes will be counted for the purpose of determining whether a quorum exists at the meeting. Shares represented at a meeting for any purpose are counted in the quorum for all matters to be considered at the meeting. The voted proxies will be tabulated by the persons appointed as inspectors of election.

         Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock entitled to vote in the election at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the highest number of votes are elected as directors in a particular class, up to the maximum number of directors in that class to be chosen at the meeting. Any votes attempted to be cast "against" a candidate are not given legal effect and are not counted as votes cast in an election of directors. Therefore, any shares which are not voted (whether by withheld authority, broker non-vote or otherwise) have no effect in the election of directors except to the extent that the failure to vote for any individual results in another individual receiving a larger number of votes. 4 If a quorum is present, the proposed 1999 Outlook Group Corp. Stock Option Plan (the "1999 Plan") will be approved if the holders of a majority of shares of the Company's Common Stock represented and entitled to vote on the matter vote "FOR" the 1999 Plan. Any shares which are the subject of broker non-votes are not deemed to be entitled to vote on the 1999 Plan; therefore, such shares will have no effect on the voting on the 1999 Plan except as they affect the number of shares voting.

         The Company will bear the expense of printing and mailing proxy material, including forwarding expense to beneficial owners of stock held in the name of another. No solicitation other than by mail is contemplated, except that Company officers or employees may solicit the return of proxies from certain shareholders by telephone.

         If you are a participant in the Employee Stock Fund of the Company's 401(k) Savings Plan (the "Savings Plan"), the shares of Company Common Stock held in your account will be voted as designated on the blue proxy card, which will be provided separately, relating to shares held through the Savings Plan. Savings Plan shares not voted by employees will be voted as directed by the persons administering the Savings Plan, as provided in the Savings Plan.

         This proxy material is being mailed to shareholders commencing on or about September 15, 1999. The Annual Report to Shareholders of the Company covering the fiscal year ended May 31, 1999, including financial statements, accompanies this proxy statement.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of Common Stock of the Company, as of August 27, 1999, by each director, nominee for director and named executive officer, by all directors and executive officers of the Company as a group, and by each person known to the Company to beneficially own more than 5% of the Company's Common Stock. Except as otherwise indicated in the footnotes to the table, such persons have sole voting and investment power as to the shares reported as beneficially owned.


                         NAME AND NATURE                           NUMBER OF            PERCENT
                   OF BENEFICIAL OWNERSHIP (1)                      SHARES              OF CLASS
                   ---------------------------                      ------              --------
         Joseph J. Baksha................................            69,500               1.5%
         Harold J. Bergman...............................             4,000                 *
         Jeffry H. Collier(2)(3).........................            31,527                 *
         Paul M. Drewek(3)...............................            21,000                 *
         James L. Dillon.................................            32,750                 *
         Richard C. Fischer..............................            22,200                 *
         Pat Richter.....................................             3,150                 *
         A. John Wiley, Jr.(2)...........................            83,188               1.8%
         All directors and executive officers as
             a group (8 persons)(2)(3)...................           267,315               5.7%

         David L. Erdmann(4).............................           326,049               7.1%
         Dimensional Fund Advisors Inc.(5)...............           246,400               5.3%
         Heartland Advisors, Inc.(6).....................         1,082,300              23.4%

-------------------

         *Less than 1%.
(1)      Includes the following shares issuable under stock options: Mr. Baksha
         - 20,000; Mr. Collier - 10,000; Mr. Drewek - 20,000; Messrs. Bergman, Dillon, Fischer, Richter and Wiley - 3,000 each; all directors and executive officers as a group-81,000.
(2) Voting and/or dispositive power is shared with respect to the indicated number of shares: Mr. Collier--3,720 and Mr. Wiley--1,165; all directors and executive officers as a group--4,885. See also footnote
         (3).
(3) As of August 27, 1999, 89,565 shares of Common Stock were held in the Savings Plan. Employees have the right to designate the vote of shares of Common Stock allocated to their accounts. Shares allocated to named participants' accounts as of June 30, 1999 (the date of the last allocation) are included. No shares were not allocated on that date.
(4) According to information provided to the Company by Mr. Erdmann, he shares voting and dispositive power as to 25,977 shares, and has sole powers as to the remaining shares. The business address of Mr. Erdmann is c/o Lake Country Foods, Inc., 132 South Concord Road, Oconomowoc, Wisconsin 53066.
(5) According to a report on Form 13G/A dated February 12, 1999, Dimensional Fund Advisors Inc. ("Dimensional") held sole voting and dispositive power as to 246,400 shares of Common Stock at December 31, 1998. Dimensional is an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"). The business address of Dimensional is 1299 Ocean Avenue, Santa Monica, California 90401.
(6) According to a report on Schedule 13G/A dated January 28, 1999, Heartland Advisors, Inc. ("Heartland") had sole dispositive power as to 1,082,300 shares of Common Stock, and sole voting power as to 614,800 of those shares, as of December 31, 1998. Heartland is an investment adviser registered under the Advisers Act. The business address of Heartland is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

         The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.


                              ELECTION OF DIRECTORS

         The Company's Articles and Bylaws provide for a Board of between seven and eleven directors, and for classification of the Board of Directors into three separate classes. The Board of Directors has set the number of directors at seven. At each annual meeting of shareholders, the number of directors equal to the number constituting the class whose term expires at such meeting is elected to hold office until the third succeeding annual meeting or until their successors have been elected.

         The class of directors whose terms expire at the 1999 annual meeting (two of the seven directors) are nominated for election at the 1999 annual meeting to serve for terms expiring at the 2002 annual meeting. The remaining five directors were elected by the shareholders at the 1998 annual meeting for terms expiring in 2000 or 2001, as shown in the following table.

         Proxies received by management will be voted FOR the election of the three nominees named unless otherwise specified. If any such nominee is unable to serve (which is not anticipated), proxies may be voted for another person designated by the Board of Directors.


                                         Principal Occupation                                       Director
Name and Age                             and Business Experience                                    Since
------------                             -----------------------                                    --------
NOMINEES (FOR TERMS EXPIRING IN 2002)

Harold J. Bergman, 63 (1)(2)             Retired in 1999; previously President and Chief                1994
                                         Executive Officer of Riverside Paper Corp. (specialty
                                         paper manufacturer and converter)

Richard C. Fischer, 60(1)(3)             Chairman and Chief Executive Officer of                        1995
                                         the Company since December 1997; also
                                         an investment banker with B.C. Ziegler
                                         and Company since 1999, Fischer &
                                         Associates LLC from 1996 to 1999, and
                                         Robert W. Baird & Co. Incorporated
                                         prior thereto


CONTINUING DIRECTORS (TERMS EXPIRE IN 2000)

Jeffry H. Collier, 46 (3)                Vice President and General Manager of                          1993
                                         the Graphics division of the Company
                                         since 1996 and Executive Vice President
                                         of the Company since 1994; previously,
                                         Vice President

Pat Richter, 58(1)(2)(4)                 Director of Athletics, University of                           1995
                                         Wisconsin Madison

A. John Wiley, Jr., 57 (3)               President of Elipticon Wood Products,                          1978
                                         Inc. (manufacturer) since 1995, Great
                                         American Backyards L.L.C. since 1996
                                         and The Playground Connection L.L.C.
                                         since 1998; previously, salesperson
                                         for, and officer of, the Company

CONTINUING DIRECTORS (TERMS EXPIRE IN 2001)

James L. Dillon, 55(1)(2)                Accountant practicing with the firm                            1978
                                         Dillon, Endries, Otto & Calmes LLC
                                         since 1995; previously with the firm
                                         DiRenzo, Simonis & Miller, Certified
                                         Public Accountants

Joseph J. Baksha, 47(3)                  President and Chief Operating Officer                          1998
                                         of the Company since 1996; Vice
                                         President and President of Outlook
                                         Packaging in 1996; previously Executive
                                         Vice President and COO of Washburn
                                         International (manufacturer and
                                         distributor) from 1994 to 1996; and
                                         Executive Vice President and COO of
                                         Alusuisse Flexible Packaging (flexible
                                         packaging) prior thereto.


---------------------

(1) Member of the Audit Committee of which Mr. Dillon is chairman. This Committee, which held one meeting during fiscal 1999, reviews the functions and findings of the Company's independent public accountants and makes recommendations to the Board of Directors with respect thereto.
(2) Member of the Compensation Committee, of which Mr. Richter is chairman. This Committee, which held one meeting in fiscal 1999, reviews and makes recommendations to the Board of Directors regarding overall compensation policy and salaries, bonuses and benefits to officers and other key employees and awards stock options under the Company's existing stock option plan, and would administer the 1999 Plan.
(3) Member of the Nominating Committee, of which Mr. Fischer is chairman. This committee, which held no meetings in fiscal 1999, reviews potential candidates for, and makes recommendations to the Board of Directors regarding, additional members of the Board of Directors. Persons wishing to suggest names for consideration for nomination to the Board may forward them to the Nominating Committee, in care of the Company.
(4) Mr. Richter is also a director of Anchor BanCorp Wisconsin Inc., a publicly held savings bank holding company, and Northland Cranberries, Inc., a publicly held grower and marketer of cranberries and related products.

         The Board of Directors held eight meetings during fiscal 1999. During fiscal 1999, each director of the Company attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which such director served (during the period that he served).

         Directors' Fees. Directors who are not employees of the Company receive a fee of $3,600 per year, $300 for each meeting of the Board of Directors attended and $100 ($150 in the case of the committee chairman) for each Board committee meeting attended. Messrs. Baksha and Collier are currently employees of the Company. See "Proposed 1999 Stock Option Plan" for options which may be granted to non-employee directors under that plan. Director participation in the 1999 Plan has been proposed in lieu of an increase in cash board fees.

         Fischer Arrangements. Mr. Fischer, although designated the Chief Executive Officer of the Company, is not an employee of the Company. Rather, he is compensated for his duties in that position as an independent contractor. The Company's arrangements with Mr. Fischer provide that he will receive $125 per hour for services as interim Chief Executive Officer, up to a maximum of 100 hours per month. Mr. Fischer is not entitled to receive employee benefits in this position.

         Bergman Arrangements. Mr. Bergman is performing consulting services for the Company on an occasional, as-needed basis. He is compensated on an hourly basis at $100 per hour. During fiscal 1999, Mr. Bergman received $3,700 for these services.


                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the total compensation in fiscal year 1999 and in the two prior fiscal years of (i) each person who served as Chief Executive Officer and (ii) the only other executive officers who received total annual salary and bonus in excess of $100,000 during the last fiscal year for services in all capacities to the Company and its subsidiaries.


                                                                        LONG TERM
                                          ANNUAL COMPENSATION(1)      COMPENSATION
                                          ----------------------      ------------
                                                                         AWARDS
NAME AND PRINCIPAL            FISCAL                                  OPTIONS/SARS           ALL OTHER
     POSITION                  YEAR       SALARY($)  BONUS($)(2)           #(3)           COMPENSATION($)(4)
     --------                  ----       ---------  -----------      ------------        ------------------
Richard C. Fischer,            1999        $ 85,250      -0-              -0-                    -0-
 Chairman and CEO (5)          1998          43,375      -0-              -0-                    -0-

Joseph J. Baksha,              1999        $200,000    $30,875           10,000                 $3,884
 President and COO             1998         166,346    $89,832            -0-                    5,797
                               1997         162,787     48,831           30,000                  -0-

Jeffry H. Collier,             1999        $120,000    $39,098            4,000                 $2,995
 Executive Vice President      1998         115,000     $5,687            -0-                    2,998
                               1997         111,165      -0-              -0-                    2,860

Paul M. Drewek                 1999        $161,596    $35,000           20,000                  -0-
 Chief Financial Officer (6)

------------------

(1) While the named individuals received perquisites or other personal benefits in the years shown, in accordance with SEC regulations, the value of these benefits are not shown since they did not exceed, in the aggregate, the lesser of $50,000 or 10% of the individual's salary and bonus in any year.
(2) Annual bonus amounts, if any, are earned and accrued during the fiscal years indicated but paid in the following fiscal year.
(3) Represents number of shares for which options were granted under the Company's 1990 Stock Option Plan (the "1990 Option Plan"). No SARs have been granted.
(4) Reflects the Company's contributions to the executive officer's account in the Savings Plan.
(5) See "Election of Directors - Fischer Arrangements" for further information on Mr. Fischer's compensation arrangements.
(6) Mr. Drewek became Chief Financial Officer in November 1998, after having served as interim Chief Financial Officer from May to November. Prior to November 1998, Mr. Drewek was an independent contractor, rather than a Company employee. Includes amounts paid in fiscal 1999 to Mr. Drewek as an independent contractor. During the period when Mr. Drewek was an independent contractor, he was paid at a higher rate than his salary as an employee because he was not eligible for employee benefits and was responsible for self-employment taxes. Mr. Drewek's base salary for fiscal 2000 is $105,000.

OPTIONS OUTSTANDING AT YEAR END

         The following table sets forth information with respect to the executive officers named in the Summary Compensation Table concerning the number and value of options outstanding at May 31, 1999.


                                                                                                  VALUE OF
                                                                  NUMBER OF                  UNEXERCISED IN THE
                                                             UNEXERCISED OPTIONS                MONEY OPTIONS
                          SHARES                                AT FY END (1)                  AT FY END(1)(2)
                        ACQUIRED ON         VALUE               -------------                  ---------------
       NAME              EXERCISE         REALIZED            EXERCISABLE(#)(3)               EXERCISABLE($)(3)
       ----              --------         --------            -----------------               -----------------
Richard C. Fischer          -0-              -0-                    3,000                           -0-
Joseph J. Baksha            -0-              -0-                   40,000                           -0-
Jeffry H. Collier           -0-              -0-                   10,000                           -0-
Paul M. Drewek              -0-              -0-                   20,000                           -0-

------------------

(1)      No SARs have been granted.
(2) Based upon the $3.75 closing price of Company Common Stock on May 28, 1999, the last trading day before fiscal year end.
(3)      All such outstanding options were exercisable at May 31, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information about options granted to the executive officers named in the Summary Compensation Table during fiscal 1999.


                                              Individual Grants(1)
                        --------------------------------------------------------------------
                                                                                                  Potential
                                                                                               Realized Value at
                          Number of           % of                                               Assumed Annual
                          Securities     Total Options                                       Rates of Stock Price
                         Underlying        Granted                                               Appreciation
                          Options        to Employees     Exercise or                         for Option Term (2)
                          Granted         in Fiscal       Base Price      Expiration          -------------------
Name                         (#)             Year            ($/sh)           Date               5%          10%
----                      -----------     -------------    -----------     ----------         -----          ---
Joseph J. Baksha            10,000           11.6%           $3.9375         11-17-03            $10,879    $24,039
Jeffry H. Collier            4,000            4.6%           $3.9375         11-17-03              4,351      9,615
Paul M. Drewek              20,000           23.1%           $3.9375         11-17-03             21,757     48,077

------------------

(1) All grants reflect stock options under the 1990 Option Plan. Mr. Fischer did not receive a grant of stock options in fiscal 1999.
(2)      Assumes the stated appreciation from the date of grant.


EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

         As of June 1, 1999, the Company entered into an employment agreement with Joseph J. Baksha, President and Chief Operating Officer of the Company, for a term of two years, renewable June 1, 2001. It followed a prior two year agreement entered into in 1997. Under the 1999 employment agreement, Mr. Baksha will earn an annual salary of $225,000 in each of fiscal 2000 and 2001, and can earn an incentive equal to a five percent of earnings for interest and taxes which exceed $2,500,000 per year. (The incentive is capped at 75% of Mr. Baksha's annual salary.) Under the terms of the 1997 employment agreement, Mr. Baksha earned an annual salary of $175,000 and an incentive equal to a percentage of operating income capped at 100% of Mr. Baksha's annual salary; base pay was increased to $200,000 in fiscal 1998. Prior to a change in control, Mr. Baksha's employment agreement may be terminated by either party, at any time, with or without cause or reason, upon 30 days written notice. The employment agreement also imposes certain non-competition and confidentiality obligations on Mr. Baksha. In the event the employment agreement is terminated by the Company other than for cause (as defined in the agreement), Mr. Baksha would be entitled to receive his annual salary for the year following his termination plus any bonus earned through the last day of active employment. If there is a change of control of the Company and Mr. Baksha is terminated without cause, Mr. Baksha's employment status changes (as specified in the agreement) or Mr. Baksha's employment agreement is not renewed (as specified in the agreement), Mr. Baksha shall be entitled to receive his annual salary for the two years following an event as set forth above plus any bonus earned through the last day of active employment. Mr. Baksha is subject to a covenant not to compete and confidentiality provisions for the duration of this employment and for six months following termination of his employment with the Company.

         In Mr. Baksha's 1997 employment agreement, the Company committed to grant Mr. Baksha an option to purchase an additional 10,000 shares of Common Stock under the provisions of the Option Plan. That option was granted in November 1998 at $3.9375 per share. In the 1997 employment agreement, the Company also agreed to make a loan available to Mr. Baksha up to $100,000 to purchase Common Stock at such time as Mr. Baksha, as an officer of the Company, would be able to purchase Common Stock in the market. The term of the loan would be five years at the same rate of interest charged the Company pursuant to its line-of-credit at the time of such loan. Such a loan was made to Mr. Baksha in July 1998, at an interest rate of 8% per annum. The loan is due in July 2003. The maximum amount outstanding under the loan during fiscal 1999 was $100,000, which was the amount outstanding at fiscal year end.

         Messrs. Collier and Drewek also have change in control arrangements under their terms of employment. In the event of a change in control in the Company, in the event there is not an ongoing arrangement for continued employment, and assuming no termination for cause, each of Messrs. Collier and Drewek would be entitled to receive twelve-months salary (and accrued bonus) as a severance benefit, in addition to continuation of benefits for the twelve month period.


                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The general compensation policies of the Company and its subsidiaries are set by the Compensation Committee of the Board of Directors. During fiscal 1999, this Committee was composed of three independent non-employee directors. Compensation decisions with respect to the Company's Chief Executive Officer and its President are made primarily by the Committee; compensation decisions as to all other officers of the Company, including its subsidiaries, are recommended by the Chief Executive Officer and then approved by the Committee. All compensation programs, such as the Savings Plan and the Option Plans, are either originated or approved by the Committee.

         It is the policy of the Company to fairly compensate individuals for their contributions to the Company's business, being mindful of the ability of the Company to fund such compensation plans or programs and the need to provide fair value to the Company's shareholders. To be effective in attracting and retaining competent individuals, compensation packages must balance short-term and long-term considerations, as well as provide incentives to individuals based upon the performance of the Company and be competitive with other companies. In recent years, the objective of fairly compensating executive officers has been evaluated in the context of the divestiture of certain operations and improving financial results. In view of these changes, the Compensation Committee has tended to review historical performance, rather than to set compensation on a prospective basis.

         The Compensation Committee reviews numerous factors in determining the compensation of the Chief Executive Officer including Company performance and salaries at other area companies. Upon Mr. Fischer's assumption of the position of Chief Executive Officer, the Committee, as ratified by the Board of Directors, determined that compensation of Mr. Fischer as an independent contractor would be appropriate to reflect his then-interim status. It was determined that compensation based upon number of hours actually worked would be appropriate to reflect the nature of the role being played by Mr. Fischer. Mr. Fischer's hourly rate was determined by reference to the prior CEO's salary prior to his resignation. Mr. Fischer is not entitled to receive bonus payments. The Committee considered the arrangement appropriate to continue when Mr. Fischer's "interim" status was dropped in 1998.

         The Company has also established the 1990 Option Plan, and has proposed the 1999 Plan, as an additional incentive to its officers and key employees, including the Chief Executive Officer (if a full-time employees). The Committee believes that such a plan provides participants with an incentive, extending beyond the current fiscal year, to increase the overall value of the Company, by providing them with a greater stake in the increasing value of the Company's Common Stock on a longer-term basis. The option plans are designed to complement the incentive provided by the annual cash bonus. The Committee granted options for 34,000 shares to executive officers in 1999, after not being able to grant options in fiscal 1998 due to contractual restrictions that are no longer applicable.

         The factors considered to determine compensation of the other executive officers in 1999 were essentially the same (other than part-time status) as those considered with respect to the Chief Executive Officer. Bonuses for other executive officers are dependent upon the level of the Company's pre-tax earnings and individual achievement. Individual awards would be recommended by the Chief Executive Officer based upon individual and team contributions, accomplishment of any pre-established goals and such other factors as the Chief Executive Officer may consider appropriate. The Committee believes that these arrangements establish objective criteria for determining whether management bonuses are appropriate yet provides flexibility in allowing the Chief Executive Officer to recommend particular designations of awards based upon all of the factors. Also, see above for a discussion of Mr. Baksha's employment agreement.

         The Committee believes it is highly unlikely that the compensation of any executive officer will exceed $1 million in any fiscal year, and therefore has not taken any action with respect to the provisions of Section 162 of the Internal Revenue Code which limit the deductibility of compensation to certain executives of over $1 million in any fiscal year. However, the Committee believes that any compensation income pursuant to the 1990 Option Plan would not be subject to that limitation under applicable "grandfathering" provisions, and that income under the 1999 Plan would not be subject to those limitations due to the requested shareholder approval.

         Members of the Compensation Committee:

         Pat Richter, Chairman              James L. Dillon
         Harold J. Bergman

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return on Company Common Stock with The Nasdaq Stock Market Index for U.S. Companies and an index of "peer" commercial printing companies created by the Company. The "peer" index reflects the performance, weighted by period beginning market capitalization, of the common stocks of the following companies: Laser Master International; Littlefield, Adams & Co.; Multi-Color Corp.; Northstar Computer Forms; Paxar Corporation; Shorewood Packaging Corporation; and Topps Inc. These companies are relatively small publicly-held graphics services companies and were chosen in consultation with the Company's investment adviser.

         The Company formerly used another self-generated index of companies. It was originally chosen because these companies were identified in the 1993 Keeley Report, a third party report of corporate development activities and strategies in the printing and packaging industry, as publicly traded "commercial" printing companies. However, due to subsequent acquisitions and business cessations, only two companies in that index (Paxar and Shorewood) remained publicly-traded, and that index therefore was no longer meaningful.

         The values on the graph show the relative performance of an investment of $100 made on May 31, 1994, in Company Common Stock and each of the indices. In the case of the NASDAQ and "peer" indices, the values reflect reinvestment of dividends.

                                                      OUTLOOK GROUP             NASDAQ US STOCKS               PEER GROUP
                                                      -------------             ----------------               ----------
'1994'                                                   100.00                      100.00                      100.00
'1995'                                                    77.00                      119.00                      101.00
'1996'                                                    47.00                      173.00                      118.00
'1997'                                                    38.00                      195.00                      135.00
'1998'                                                    50.00                      247.00                      120.00
'1999'                                                    32.00                      347.00                      127.00


                              CERTAIN TRANSACTIONS

         It is the policy of the Company that all material transactions between the Company, its officers, directors or principal shareholders, or affiliates of any of them, shall be on terms no less favorable to the Company than those which could have been obtained if the transaction had been with unaffiliated third parties on an arm's length basis, and such transactions will be approved by a majority of the members of the Audit Committee of the Board of Directors, or a majority of the directors who are independent and not financially interested in the transaction. See "Executive Compensation - Employment Contracts and Change-in-Control Arrangements" regarding a loan to Mr. Baksha.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders (collectively, "insiders") are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         All publicly held companies are required to disclose the names of any persons who fail to make any such filing on a timely basis and the number of delinquent filings and transactions, based solely on a review of the copies of the Section 16(a) forms furnished to the Company, or written representations that no such forms were required. On that basis, the Company believes that during fiscal 1999 the Company's insiders have complied with all Section 16(a) filing requirements applicable to them.


                       APPROVAL OF 1999 STOCK OPTION PLAN

         Shareholders of the Company are being asked to approve the Outlook Group Corp. 1999 Stock Option Plan (the "1999 Plan").

         On August 18, 1999, subject to shareholder approval, the Board of Directors adopted the 1999 Plan. The Plan is intended to provide certain key employees, and non-employee directors, of the Company an increased identification with the shareholders of the Company by offering increased stock ownership. No options have yet been granted under the 1999 Plan, nor is it anticipated that any such options or other rights will be granted prior to shareholder approval. Options previously granted under the 1990 Option Plan will remain in effect, subject to the terms of the 1990 Plan, until they have been exercised or have expired.

         A copy of the 1999 Plan is attached hereto as Exhibit A. Descriptions herein of certain provisions of the 1999 Plan are qualified in their entirety by reference to the complete text of the 1999 Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 1999 PLAN.

         The 1999 Plan provides for the granting of stock options which may be designated as either "incentive stock options" ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code (the "Code") or as "non-qualified stock options" ("NSOs") under the Code. (ISOs and NSOs shall together be referred to as "Options"). The purposes of the 1999 Plan are to provide to participating officers and other key employees, and non-employee directors, long-term incentive for high levels of performance and for unusual efforts to improve the financial performance of the Company. In addition, the 1999 Plan will provide a form of compensation specifically linked to the performance of the Common Stock, helping officers become further identified with shareholders of the Company.

         The 1999 Plan is intended to continue the incentives to employees which had been provided under the 1990 Option Plan, and include directors to provide an alternative to increasing cash directors' fees. At August 27, 1999, of the 200,000 shares which were available for option under the 1990 Option Plan, options for a total of 17,750 have been exercised and 178,500 shares are subject to currently outstanding options, leaving only 3,750 shares available for future Options. Therefore, either the 1990 Option Plan needs to be amended, or a new plan created, to continue to provide this type of stock-based incentive.

         Officers and other key employees of the Company and its subsidiaries, and non-employee directors of the Company, are eligible to receive Options under the 1990 Option Plan. The Company currently estimates that the number of key employees and directors eligible to participate in the 1999 Plan is approximately 70 persons; the total number of persons who received options under the 1990 Option Plan since its inception was approximately 200, plus six directors who received options apart from the 1990 Option Plan. The Company cannot determine at this time the number of Options to be granted in the future to the persons named in the Summary Compensation Table, to all current executive officers as a group, to non-employee directors or to all other employees as a group.

         The following table indicates the benefits received by the named persons or groups in fiscal 1999, and to date in fiscal 2000, under the 1990 Option Plan.


                         Name and Position                                Dollar Value (1)            Number of Shares
------------------------------------------------------------------       -------------------       ---------------------
Richard C. Fischer, Chairman and CEO                                          -                             -0-
Joseph J. Baksha, President, COO and Director                                  $625                      32,500
Jeffry H. Collier, Senior Vice President and Director                          $250                      14,000
Paul M. Drewek, Chief Financial Officer                                      $1,250                      20,000
All executive officers as a group                                            $2,125                      56,500
All employees, excluding executive officers, as a group                      $4,359                      69,750
All non-employee directors, as a group                                        -                             -0-

-----------------
(1) At August 27, 1999, based upon the $4.00 closing price of Company Common Stock on that date.

         The 1999 Plan will be administered by the Compensation Committee of the Board of Directors. The Committee will be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162(m) of the Code. The Committee will designate the persons to whom Options are to be granted, the number of shares subject to each Option, the date when Options may first be exercised and any other conditions on the Options as the Committee shall deem desirable. Subject to the terms and conditions of the 1999 Plan, the Committee may also modify, extend or renew outstanding Options granted under the 1999 Plan, accept the surrender of outstanding Options (to the extent not already exercised), reduce the exercise price of outstanding Options, or authorize the granting of new Options in substitution therefor (to the extent not already exercised).

         The aggregate number of shares of Common Stock which may be issued pursuant to Options under the 1999 Plan is 200,000. No individual may be granted Options under the 1999 Plan covering more than 25,000 shares in any calendar year. In the event that any Option granted under the 1999 Plan expires or for any reason terminates without having been exercised in full, the remaining shares under such Option shall again become available for the granting of additional Options. The Board proposed this number of shares to allow for option grants during the term of the 1999 Plan, and to avoid the cost and expense of obtaining additional shareholder votes in the near future. Based upon the recent levels of grant awards, the 1999 Plan would provide capacity for options for approximately three more years.

         The exercise price at which shares may be purchased under each Option must be at least 100% of the Fair Market Value (as defined in the 1999 Plan) of the Company's Common Stock on the date that the Option is granted. If a person owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries at the time an ISO is granted ("10% Owner"), the price at which shares of stock may be purchased by such 10% Owner under the ISO shall not be less than 110% of the Fair Market Value of such shares on the date of grant. The aggregate Fair Market Value (determined as of the date the ISO is granted) of shares with respect to which ISOs are first exercisable by a grantee during any calendar year shall not exceed $100,000.

         Unless the Committee determines otherwise, Options vest from one to three years after grant, with one-third of an award vesting on each of the first three anniversaries of the grant. No Option may be exercised more than ten years from the date of grant or, in the case of an ISO, five years for a 10% Owner. Unless the Committee determines otherwise, the grantee must generally exercise an Option while employed by the Company or a subsidiary, on the date the grantee causes to perform services if such cessation is for cause, within 90 days after termination of employment (for reasons other than death, disability or cause), or if termination is caused by a disability or death, or retirement in the case of an NSO, within one year after such termination. In certain circumstances, options exercise periods and vesting may be extended in the case of retirement. Options will fully vest on a change of control, as defined in the 1999 Plan.

         Option holders must comply with all income tax withholding obligations under the exercise of any Option. The 1999 Plan provides that such withholding obligations may be satisfied by the Company withholding from the shares to be issued that number of shares of Common Stock calculated to have a Fair Market Value equal to the withholding obligation.

         In the event of a stock dividend, stock split, merger, reorganization, or other similar change affecting the Common Stock, the Compensation Committee shall adjust the number of shares which may thereafter be granted under the 1999 Plan and the number and exercise price of shares subject to outstanding Options.

         The Option exercise price for shares purchased under the 1999 Plan must be paid in full at the time of exercise. Such payment may be made either in cash, by delivering shares of Company Common Stock which the optionee, the optionee's spouse or both have beneficially owned for at least six months prior to the time of exercise ("Delivered Stock"), or a combination of cash and Delivered Stock. Options granted under the 1999 Plan may not be transferred or assigned except by will or the laws of descent and distribution and, during the grantee's lifetime, may be exercised only by the grantee; however, the 1999 Plan provides that, with the express authorization of the Committee, an option holder may transfer NSOs to family members.

         Each Option granted under the 1999 Plan will be evidenced by an agreement between the Company and the grantee containing certain terms required by the 1999 Plan and such other conditions or restrictions as the Committee may deem appropriate.

         The 1999 Plan is effective August 18, 1999, subject to shareholder approval. It provides that options may be granted at any time prior to August 18, 2009. On that date, the 1999 Plan will expire, except as to Options then outstanding, which will remain in effect until they have been exercised or expired or otherwise terminated. The 1999 Plan may be terminated at any time by the Board of Directors. The Board of Directors may amend the 1999 Plan from time to time, but shareholder approval is required in specified circumstances.

         The closing sale price of Company Common Stock on August 27, 1999, as reported on the NASDAQ Stock Market, was $4.00.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of the principal federal income tax consequences of NSOs or ISOs granted under the 1999 Plan, in each case based on applicable provisions of the Code now in effect.

         Incentive Stock Options. An optionee will not recognize taxable income at the time an ISO is granted. Further, an optionee will not recognize taxable income upon exercise of an ISO if the optionee complies with two separate holding periods; shares acquired upon exercise of an ISO must be held for at least two years after the date of grant and for at least one year after the date of exercise. The difference between the exercise price and the fair market value of the Common Stock at the date of exercise is, however, a tax preference item. When the shares of Common Stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction, the optionee will recognize a capital gain or loss, measured by the difference between the exercise price and the amount realized.

         Ordinarily, an employer granting ISOs will not be allowed any business expense deduction with respect to stock issued upon exercise of an ISO. However, if all of the requirements for an ISO are met except for the holding period rules set forth above, the optionee will be required, at the time of the disposition of the stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the stock at the date of exercise as ordinary income and the excess, if any, as capital gain. The Company will be allowed a corresponding business expense deduction to the extent of the amount of the optionee's ordinary income.

         Non-qualified Stock Options. An optionee will not recognize taxable income at the time an NSO is granted. Upon exercise of an NSO, an optionee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock at the date of exercise. The amount of such difference will be a deductible expense to the Company for tax purposes. On a subsequent sale or exchange of shares acquired pursuant to the exercise of an NSO, the optionee will recognize a capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis will, in general, be the amount paid for the shares plus the amount treated as compensation income at the time the shares were acquired pursuant to the exercise of the option.

         When the NSO exercise price is paid in Delivered Stock, the exercise is treated as: (a) a tax-free exchange of the shares of Delivered Stock (without recognizing any taxable gain with respect thereto) for a like number of new shares (with such new shares having the same basis and holding period as the old); and (b) an issuance of a number of additional shares having a fair market value equal to the "spread" between the exercise price and the fair market value of the shares for which the NSO is exercised. The optionee's basis in the additional shares will equal the amount of compensation income recognized upon exercise of the NSO and the holding period for such shares will begin on the date the optionee acquires them. This mode of payment does not affect the ordinary income tax liability incurred upon exercise of the NSO described above.


                                    AUDITORS

         During fiscal 1999, the Board of Directors, upon the recommendation of the Audit Committee, appointed the firm of PricewaterhouseCoopers LLP (formerly Coopers & Lybrand LLP) as independent public accountants to audit the books and accounts of the Company for fiscal 1999. PricewaterhouseCoopers LLP has acted as the Company's independent public accountants since fiscal 1993, and the Board of Directors expects to appoint that firm to audit the books and accounts of the Company for fiscal 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.


                              SHAREHOLDER PROPOSALS

         Shareholder proposals must be received by the Company no later than May 18, 2000 in order to be considered for inclusion in next year's annual meeting proxy material.

         Under a recent Securities and Exchange Commission rule relating to the discretionary voting of proxies at shareholder meetings, if a proponent of a matter for shareholder consideration (other than a shareholder proposal) notify the Company at least 45 days prior to the month and day of mailing the prior year's proxy statement, then management proxies are allowed to use their discretionary voting authority if a proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. Thus, such matters must be received by the Company by August 1, 2000 in the case of the 2000 annual meeting.

                                  OTHER MATTERS

         Although the Board of Directors is not aware of any other matters which may come before the meeting, if any such matter should be presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

                                             By Order of the Board of Directors


                                             /s/ Annette S. Zoromski

                                             Annette S. Zoromski, Secretary

September 15, 1999

         A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 1999, WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK, AS OF THE RECORD DATE FOR THE ANNUAL MEETING, UPON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: CHIEF FINANCIAL OFFICER, OUTLOOK GROUP CORP., 1180 AMERICAN DRIVE, NEENAH, WISCONSIN 54956.

                                                                       EXHIBIT A

                               OUTLOOK GROUP CORP.
                             1999 STOCK OPTION PLAN


I.       INTRODUCTION

         1.01 Purpose. This plan shall be known as the Outlook Group Corp. 1999 Stock Option Plan (the "Plan"). The Plan provides for the granting of (i) incentive stock options ("ISOs") intended to qualify as such within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and
(ii) non-qualified stock options ("NSOs"). (ISOs and NSOs shall together be referred to as "Options".) The purposes of the Plan are to provide to participating officers and other key employees, and non-employee directors, long-term incentive for high levels of performance and for unusual efforts to improve the financial performance of Outlook Group Corp. (the "Company"). In addition, the Plan will provide a form of compensation specifically linked to the performance of the stock of the Company, causing the participants to become further identified with Company shareholders.

         1.02 Effective Date. The effective date of the 1999 Plan shall be August 18, 1999, subject to approval of the 1999 Plan by the shareholders of Outlook Group Corp. at the 1999 annual meeting.

II.      PLAN DEFINITIONS

         2.01 Definitions. For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b) "Change in Control" shall mean: (a) the sale of over 50% of the stock of the Company; or (b) the sale by the Company of over 50% of its business or assets in one or more transactions over a consecutive 12-month period; or (c) a merger or consolidation by the Company with or into any other corporation or entity such that the Company's shareholders prior to the transaction or transactions do not own at least 50% of the surviving entity measured in terms of voting power.

         (c) "Committee" shall mean the Compensation Committee of the Board, as described in Section 4.01.

         (d)      "Company" shall mean Outlook Group Corp.

         (e) "Company Stock" shall mean Common Stock of the Company $.01 par value, and such other stock and securities as may be substituted therefor pursuant to Section 3.02.

         (f) "Eligible Participant" shall mean any officer or other employee of the Company or a Subsidiary who satisfies all of the requirements of Section 5.01 and any director of the Company; provided, however that any director of the Company who is not also an employee of the Company shall not be eligible to receive an incentive stock option.

         (g) "Fair Market Value" on any date shall mean the average of the highest and lowest sale prices of the shares on such date (or, if such date is not a trading date, on the next preceding trading date) as reported by NASDAQ (the National Association of Securities Dealers, Inc. Automated Quotation System). However, if any time the Company stock is listed on any exchange, the "Fair Market Value" shall be the average of the reported highest and lowest prices at which shares are sold on such exchange on such date (or, if such date is not a trading date, on the next preceding trade date). In the absence of reported sales on NASDAQ or on such exchange of any trading date, the "Fair Market Value" shall be the average of the reported closing bid and asked prices for the shares on NASDAQ or such exchange on such date.

         (h) "Optionee" shall mean any person who has been granted an Option under the Plan.

         (i) "Option Period" shall mean the period of time provided pursuant to Section 6.04 within which a stock option may be exercised.

         (j) "Subsidiary" shall mean any corporation now or hereafter in existence in which the Company owns, directly or indirectly, a voting stock interest of more than fifty percent (50%).

III.     SHARES SUBJECT TO OPTION

         3.01 Available Shares. The total number of shares of Company Stock that may be issued under the Plan, shall in the aggregate not exceed two hundred thousand (200,000) shares. Shares subject to and not issued under an Option which expires, terminates, is canceled or forfeited for any reason shall again become available for the granting of Options.

         3.02 Changes in the Number of Available Shares. If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, dividend in partial liquidation, or other recapitalization of the Company, the aggregate number and kind of shares which may thereafter be offered under the Plan shall, in the discretion of the Committee, be proportionately and appropriately adjusted and the number and kind of shares then subject to options granted to employees under the Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

IV.      ADMINISTRATION

         4.01 Administration by the Committee. The Plan shall be administered by the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time determine. The Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) and Section 162(m) of the Code.

         4.02 Committee Powers. The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any option theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

         Subject to the provisions of the Plan, the Committee shall have full and final authority to:

         (a)      designate the persons to whom Options shall be granted;

         (b) grant Options in such form and amount as the Committee shall determine;

         (c) impose such limitations, restrictions and conditions upon any such Option as the Committee shall deem appropriate, and

         (d) waive in whole or in part any limitations, restrictions or conditions imposed upon any such Option as the Committee shall deem appropriate.

V.       PARTICIPATION

         5.01 Eligibility. Officers, other key employees and directors of the Company and its Subsidiaries who, in the sole opinion of the Committee, contribute significantly to the growth and success of the Company or a Subsidiary shall be eligible for Options under the Plan. From among all such Eligible Participants, the Committee shall determine from time to time those Eligible Participants to whom Options shall be granted. No Eligible Participants may be granted an Option or Options covering more than 25,000 shares of Company Stock in any calendar year. No Eligible Participant shall have any right whatsoever to receive an Option unless so determined by the Committee.

         5.02 No Employment Rights. The Plan shall not be construed as conferring any rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company or any Subsidiary to terminate the employment of any person or to take any other action affecting such person.

VI.      STOCK OPTIONS

         6.01 General. Stock options granted under the Plan may be in the form of ISOs or NSOs. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Optionee which shall contain the terms and conditions required by this Article VI, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case. The provisions of option grants need not be the same with respect to each recipient.

         6.02 Option Price. The price at which each share of Company Stock covered by an option may be purchased shall be determined in each case by the Committee and set forth in each stock option agreement. In no event shall such price be less than one hundred percent (100%) of the Fair Market Value of the Company Stock when the option is granted. Employees who own, directly or indirectly, within the meaning of Code Section 425(d), more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporation shall not be eligible to receive an incentive stock option hereunder unless the purchase price per share under such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.

         6.03 Date Option Granted. For purposes of the Plan, a stock option shall be considered as having been granted on the date on which the Committee authorized the grant of the option, except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the option; provided, however, that in either case notice of the grant of the option shall be given to the Optionee within a reasonable time.

         6.04 Period for Exercise. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the Optionee, in whole or in part, which shall be the period or periods of time as may be determined by the Committee, provided that:

         (a) Unless otherwise determined by the Committee, Options will vest from one to three years after grant, with one-third of an Option vesting on each of the first three anniversaries of grant.

         (b)      No Option Period for an incentive stock option may exceed ten
                  (10) years from the date the option is granted.

         (c) Unless otherwise determined by the Committee, Options must be exercised while the Optionee is employed by the Company or a Subsidiary or within 90 days after termination of employment (for reasons other than death, disability or cause), or if termination is caused by a disability or death, or retirement in the case of an NSO, within one year after such termination. In certain circumstances, the option period and vesting may be extended in the case of retirement.

         (d) Unless permitted by the Committee, no option may be exercised by an employee who has been terminated for cause, as determined by the Committee.

         (e) Unless otherwise determined by the Committee, all options shall become immediately exercisable in full upon a Change in Control.

         6.05 Special Rule for Incentive Stock Options. For so long as Section 422 (or any successor provision) of the Code so provides, the aggregate Fair Market Value (determined as of the date the incentive stock option is granted) of the number of shares with respect to which incentive stock options are exercisable for the first time by a Optionee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code.

         6.06 Method of Exercise. Subject to Section 6.04, each option may be exercised in whole or in part from time to time as specified in the stock option agreement. Each Optionee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the purchase price therefor. The purchase price may be paid in cash, by check, or, with the approval of the Committee, by delivering shares of Company Stock which have been beneficially owned by the Optionee, the Grantee's spouse, or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock") or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option. No Optionee shall be under any obligation to exercise any option hereunder. The holder of an option shall not have any rights of a stockholder with respect to the shares subject to the option until such shares shall have been delivered to him or her.

         6.07 Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Committee may, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised option pursuant to either clause (a) or (b) below:

         (a) Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

         (b) The Committee may cancel such option. In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the employee an amount of cash (less normal withholding taxes) equal to the excess of the highest Fair Market Value per share of the Company Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such option.

VII.     WITHHOLDING TAXES.

         7.01 General Rule. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an Option. The Company may require, as a condition to the exercise of an Option, that the Optionee concurrently pay to the Company (either in cash or, at the request of Optionee but in the discretion of the Committee and subject to such rules and regulations as the Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Company in its discretion may determine.

          7.02 Withholding from Shares to be Issued. In lieu of part or all of any such payment, the Optionee may elect, subject to such rules and regulations as the Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

VIII.    GENERAL

         8.01 Nontransferability. No Option shall be transferable by a Optionee otherwise than by will or the laws of descent and distribution, provided that in accordance with Internal Revenue Service guidance, the Committee, in its discretion, may grant nonqualified stock options that are transferable, without payment of consideration, to family members of the Optionee or to trusts or partnerships for such family members.

         8.02 General Restriction. Each Option shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of securities thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.
         8.03 Expiration and Termination of the Plan. The Plan will terminate ten (10) years after the effective date of the Plan, except as to Options then outstanding under the Plan, which Options shall remain in effect until they have been exercised, the restrictions have lapsed or the Options have expired or been forfeited. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company, except with respect to any Options then outstanding under the Plan.

         8.04 Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; pro-vided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) or the Code. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), reduce the exercise price of outstanding options, or authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an Option (either directly or through modification of the Plan) shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Option.

         8.05 Construction. Except as otherwise required by applicable federal laws, the Plan shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

           1999 ANNUAL MEETING OF SHAREHOLDERS OF OUTLOOK GROUP CORP.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard C. Fischer, Joseph J. Baksha and Annette Zoromski, and each of them, proxies, each with full power of substitution, to represent and to vote all shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of Outlook Group Corp. to be held at the Valley Inn, 123 East Wisconsin Avenue, Neenah, Wisconsin, on Thursday, October 21, 1999, at 2:00 p.m. CDT, and at any adjournment thereof, hereby revoking any and all proxies heretofore given.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

OUTLOOK GROUP CORP. 1999 ANNUAL MEETING

1.       ELECTION OF DIRECTORS

          (for terms expiring in 2002)      1- Richard C. Fischer      2 - Harold J. Bergman

         / /      FOR all nominees                            / /      WITHHOLD AUTHORITY
                  listed to the left (except                           to vote for all nominees
                  as specified below).                                 listed to the left.

         (Instructions: To withhold authority to vote for any indicated nominee, write the number of the nominee(s) in the box provided to the right. / /

2.       APPROVAL OF 1999 STOCK OPTION PLAN

         / / FOR             / / AGAINST           / / ABSTAIN

3. In their discretion on such other matters as may properly come before the meeting or any adjournment thereof;

all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which are hereby acknowledged.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the persons named in Proposal 1 and FOR Proposal 2.



Dated:                  , 1999                ----------------------------------
      ------------------                            Signature(s) in box

Check appropriate box.                        Please sign exactly as name
Indicate changes below:                       appears hereon. If stock is owned
                                              by more than one person, all
Address change?  / /    Name change?  / /     owners should sign. Persons
                                              signing as executors,
                                              administrators, trustees or in
                                              similar capacities should so
                                              indicate. If a corporation, please
                                              sign in full corporate name by the
                                              president or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.

/ /      Please check box if you plan to
         attend in person.